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                                                                    EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Wilshire Enterprises, Inc. of our report dated March 26, 2004 with respect to the consolidated financial statements and schedule of Wilshire Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                              /s/Ernst & Young LLP


New York, New York

September 24, 2004



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